YOUCHANGE, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

For the Period from August 22, 2008 (Inception) to June 30, 2009

YOUCHANGE, INC.

(A DEVELOPMENT STAGE COMPANY)

Audited Financial Statements

For the Period from August 22, 2008 (Inception) to June 30, 2009

TABLE OF CONTENTS

Page(s)

Balance Sheet as of June 30, 2009	F-2

Statement of Operations for the period from August 22, 2008 (inception) to June 30, 2009	F-3

Statement of Changes in Stockholders’ Equity (Deficit) for the period from August 22, 2008 (inception) to June 30, 2009	F-4

Statement of Cash Flows for the period from August 22, 2008 (inception) to June 30, 2009	F-5

Notes to Financial Statements	F-6-10

YOUCHANGE, INC.
(A Development Stage Company)
Balance Sheet

June 30,
2009
ASSETS

Current assets
Cash	$21,889
Shareholder receivable	1,000
Total current assets	22,889

Total assets	$22,889

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

Current liabilities
Related party payable	88,992
Total current liabilities	88,992

Stockholders' Equity (Deficit)
Common stock, no par value; 10,000,000 shares authorized, 1,000,000 shares issued and outstanding at June 30, 2009	1,000
Deficit accumulated during the development stage	(67,103)
Total stockholders' equity (deficit)	(66,103)

Total liabilities and stockholders' equity (deficit)	$22,889

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Statement of Operations

August 22, 2008 (Inception) to June 30, 2009

Revenue	$-

Expenses
Professional fees	44,600
Rent expense	10,550
Equipment expense	2,000
Other general & administrative	12,003
Total expenses	69,153
Net operating loss	(69,153)
Interest income	2,050
Net loss	$(67,103)

Basic and diluted net loss per common share	$(0.07)

Weighted average shares outstanding	1,000,000

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Statement of Changes in Stockholders' Equity (Deficit)

			Deficit Accumulated during the development stage	Total
	Common Stock
	Shares	Amount
Balance, August 22, 2008	-	$-	$-	$-
Common stock issued for subscription receivable	1,000,000	1,000	-	1,000
Net loss for the period from August 22, 2008 (inception) through June 30, 2009	-	-	(67,103)	(67,103)
Balance, June 30, 2009	1,000,000	$1,000	$(67,103)	$(66,103)
See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Enterprise)
Statement of Cash Flows
August 22, 2008 (Inception) to June 30, 2009

Cash flows from operating activities
Net loss	$(67,103)
Net cash used in operating activities	(67,103)

Cash flows from financing activities
Proceeds from related party payable	88,992
Net cash provided by financing activities	88,992

Net change	21,889

Cash at beginning of period	-

Cash at end of period	$21,889

Supplemental disclosure of non-cash investing and financing activities:
Issuance of 1,000,000 shares of common stock for a note	$1,000

Supplemental Cash Flow Information:
Cash paid for interest	$-
Cash paid for income taxes	$-

See accompanying notes to financial statements

YOUCHANGE, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 1 – Nature of Business

YouChange, Inc. (“YouChange” or the “Company”) was incorporated in the State of Arizona on August 22, 2008. It was organized as a green tech venture to purchase used consumer electronics, then refurbish and resell them.  It is also an e-waste company to responsibly recycle end of use consumer electronics.

Development Stage Enterprise

The Company has realized no revenues from its planned business purpose and, accordingly, is considered to be in its development stage as defined in Statement of Financial Accounting Standards (SFAS) No. 7, “Accounting and Reporting by Development Stage Enterprises.” The Company has devoted substantially all of its efforts to business planning, and development. Additionally, the Company has allocated a substantial portion of its time and investment in bringing its product to the market, and the raising of capital.

Cash

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.  The Company maintains cash and cash equivalent balances at a financial institution that is insured by the Federal Deposit Insurance Corporation for deposits up to $250,000.  At June 30, 2009, the Company had no uninsured cash.

Revenue Recognition

The Company's financial statements are prepared under the accrual method of accounting. Revenues will be recognized in the period in which persuasive evidence of an arrangement exists, the services have been performed, the prices are fixed or determinable, and collectability is reasonably assured. Costs are recorded in the period incurred rather than paid. The Company has not recognized any revenues from inception to June 30, 2009.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Income Taxes

In accordance with SFAS No. 109, “Accounting for Income Taxes,” deferred income taxes will be determined using the asset and liability method for the temporary differences between the financial reporting basis and income tax basis of the Company's assets and liabilities.  Deferred income taxes will be measured based on the tax rates expected to be in effect when the temporary differences are included in the Company's tax return.  Deferred tax assets and liabilities are recognized based on anticipated future tax consequences attributable to differences between financial statement carrying amounts of assets and liabilities and their respective tax bases.  SFAS No. 109 requires that a valuation allowance be established, if necessary, to reduce the net deferred tax assets to the amount that management believes is more likely than not to be realized.  At June 30, 2009, the Company has fully reserved its net deferred tax assets.

Advertising Costs

Advertising and promotion costs are expensed as incurred.  The Company has incurred no such expenses since inception.

Recent Accounting Pronouncements

With the exception of those discussed below, there have been no recent accounting pronouncements or changes in accounting pronouncements during the year ended June 30, 2009 that are of significance, or potential significance, to us.

On June 12, 2009 the FASB issued two statements that amended the guidance for off-balance-sheet accounting of financial instruments: SFAS No. 166 , “Accounting for Transfers of Financial Assets,” and SFAS No. 167 , “Amendments to FASB Interpretation No. 46(R).” SFAS No. 166 revises SFAS No. 140 , “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities,” and will require entities to provide more information about sales of securitized financial assets and similar transactions, particularly if the seller retains some risk to the assets. The statement eliminates the concept of a qualifying special-purpose entity, changes the requirements for the derecognition of financial assets, and calls upon sellers of the assets to make additional disclosures about them.

SFAS No. 167 amends FASB Interpretation (FIN) No. 46(R) , “Consolidation of Variable Interest Entities,” by altering how a company determines when an entity that is insufficiently capitalized or not controlled through voting should be consolidated. A company has to determine whether it should provide consolidated reporting of an entity based upon the entity's purpose and design and the parent company's ability to direct the entity's actions.  SFAS Nos. 166 and 167 will be effective at the start of the first fiscal year beginning after November 15, 2009, which will mean July 1,  2010 for our Company.  The provisions of SFAS 166 and 167 are not expected to have a material effect on the Company’s financial position or result of operations.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 2 – Summary of Significant Accounting Policies (continued)

Recent Accounting Pronouncements (continued)

In May 2009, the FASB issued SFAS 165, “Subsequent Events.” SFAS 165 should not result in significant changes in the subsequent events that an entity reports. Rather, SFAS 165 introduces the concept of financial statements being available to be issued. Financial statements are considered available to be issued when they are complete in a form and format that complies with generally accepted accounting principles (GAAP) and all approvals necessary for issuance have been obtained.  This guidance became effective for the Company during the year ended June 30, 2009.

Note 3 – Common Stock

The authorized common stock of the Company consists of 10,000,000 shares of common stock with no par value.  The Company issued 1,000,000 shares of its common stock to its CEO and founder at $.001 per share for a total of $1,000 which was evidenced by a shareholder receivable.  Further, on various dates subsequent to the year ended June 30, 2009 the Company issued 4,000,000 additional shares of its common stock for cash at $.001 per share for a total cash consideration of $5,000, including payment of the shareholder receivable for the original 1,000,000 shares issued.

Note 4 – Going Concern

As shown in the accompanying financial statements, and as is typical of companies in the development stage, the Company incurred little activity since inception other than incurring debt to fund services and professional fees. Since the Company is currently in the development stage, there is no guarantee that the Company will be able to generate sufficient revenues and/or raise capital to support planned operations.  This raises substantial doubt about the Company's ability to continue as a going concern.

Management believes that the Company's capital requirements will depend on many factors including the success of the Company's service development efforts. Management's plans include the marketing of their services and establishment of key management personnel to support the business plan.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

Note 5 – Net Loss per Common Share

Net loss per share is calculated in accordance with SFAS No. 128, “Earnings Per Share.” There are no potentially dilutive securities or derivative instruments outstanding as of June 30, 2009.

Note 6 – Provision for Income Taxes

At June 30, 2009, the Company had incurred a net operating loss during the development stage of approximately $67,000, which loss is available to offset future federal and state taxable income through June 30, 2029 and 2014, respectively. The Company has established a valuation allowance equal to the full amount of the deferred tax asset approximating $27,000 due to the uncertainty of the utilization of the operating losses in future periods.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 6 – Provision for Income Taxes (continued)

The Company has no tax positions at June 30, 2009 for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

The Company will recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses, if any are incurred.  During the period from August 22, 2008 (inception) to June 30, 2009, the Company recognized no interest and penalties.

Reconciliation of the reported amount of income tax expense to the amount of income tax expense that would result from applying domestic federal and state statutory rates:

June 30, 2009
Net operating loss carry forward	$27,000
Less: Valuation allowance	(27,000)
Net deferred tax asset	$-

June 30, 2009
Tax at federal statutory rate (34%)	$23,000
Tax at State statutory rate (5.6%)	4,000
Increase in valuation allowance	(27,000)
Net deferred	$-

The tax year ended June 30, 2009 remains subject to examination.

Note 7 – Related Party Payable

During the year ended June 30, 2009, the Company entered into an agreement with Bluestar Financial Group, Inc. to borrow approximately $89,000.  The borrowing is unsecured and noninterest bearing, and is due on demand. The loan is convertible to an equity interest in the entity at some future date at a conversion rate yet to be determined. As of June 30, 2009, the Company has not converted the loan to an equity interest.  It is contemplated that any conversion will be done at the current fair value at the time of conversion.  As such, it is believed there is no beneficial conversion feature.

Note 8 – Subsequent Events

Subsequent to June 30, 2009 and through March 26, 2010, the financial statement issuance date, the Company issued 4,000,000 shares of no par value common stock for $4,000.  Further, the Company has entered into a non-binding letter of intent to purchase an unrelated company for cash and stock.  In addition, the Company has received a $50,000 note with a May 19, 2010 maturity date, bearing interest at 24% per annum from the target company.  The note is secured by the inventory and other assets of the target company.

YOUCHANGE, INC.
(A Development Stage Company)
Notes to Financial Statements

Note 8 – Subsequent Events (continued)

On January 1, 2010, the Company entered into a $75,000 note with an unrelated party to purchase a public shell company.  The note bears interest at 9% which can be paid in cash or in shares of the company’s common stock at a conversion rate of $.05 per share.  The note matures on June 30, 2010.

In connection with this, the Company has entered into a binding letter of intent to be purchased by BlueStar Financial Group, Inc. in a merger transaction that will be accounted for as a reverse merger.

The Company also has raised $500,000 in a convertible debt offering.  The convertible notes bear an interest rate of 12%, is unsecured, and mature 6 months from the date of issuance.  The conversion rate is 1.33 shares of the Company’s common stock for each dollar of debt plus accrued interest.

Note 9 – Related Party Transactions

Related party transactions include transactions between the Company and certain of its shareholders and affiliates. The following transactions were related party transactions.

As of and for the period from August 22, 2008 (Inception) through June 30, 2009, related party transactions consisted of the following:

Bluestar Financial Group, Inc. (BSFG) – A Director of BSFG is also an executive officer and Director of the Company.  The Company borrowed $88,992 from BSFG (see Note 7) and has also entered into a letter of intent to be purchased by BSFG in a merger transaction.

The Company paid $23,500 to an officer and director of the Company as professional fees.